Exhibit 10.1

FORM OF

CONSENT TO RENEWAL OF COMPANY EMPLOYMENT AGREEMENT

In accordance with Section 1 of my employment agreement with United Community Bancorp (the “Agreement”), I hereby consent to the amendment of the Agreement, so that the duration of the Agreement shall run from July 1, 2006 and terminate as of June 30, 200_, subject to the annual renewal and consent provisions of Section 1(b) of the Agreement.

WITNESS:

[Signature of Executive]

Date: